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                                                                Exhibit 24.4
                                                                ------------

                              POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of MONCHEM INTERNATIONAL, INC. (the "Company"), a Delaware corporation with offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint Karl R. Barnickol and Karen L. Knopf, or either of them acting alone, to be his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the Registration
Statement on Form S-3 and any and all amendments thereto to be filed with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "Act"), including any subsequent registration statement filed pursuant to Rule 462(b), covering the registration of senior and subordinated debt securities, guarantees of debt securities, common stock, preferred stock, or any hybrid or combination thereof, equity purchase contracts, and equity purchase units ("Securities"), including without limitation, warrants or other rights to purchase
Securities and Securities convertible into other Securities, to be issued from time to time after the Registration Statement becomes effective, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 26th day of February, 2002.


                               /s/ Kevin Wilson
                               -------------------------------
                               C. Kevin Wilson
                               President and Director
                               (Principal Executive Officer)


                               /s/ J.M. Sullivan
                               -------------------------------
                               James M. Sullivan
                               Vice President, Treasurer and
                               Director (Principal Financial
                               and Accounting Officer)


                               /s/ J.F. Quinn
                               -------------------------------
                               Jeff F. Quinn
                               Director